Exhibit 10.1

HeartWare International, Inc.
Nonstatutory Stock Option Notice	Grant No.:________
This Notice evidences the award of nonstatutory stock options (each, an “Option” or collectively, the “Options”) that have been granted to you, [NAME], subject to the terms of the attached Nonstatutory Stock Option Agreement (the “Agreement”). The Options entitle you to purchase shares of common stock, par value US$.001 per share (“Common Stock”), of HeartWare International, Inc., a Delaware corporation (the “Company”), under the HeartWare International, Inc. 2008 Stock Incentive Plan (the “Plan”). The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. You must return an executed copy of this Notice to the Company within 30 days of the date hereof. If you fail to do so, the Options will be null and void.

Grant Date: [GRANT DATE]	Number of Shares: [NUMBER]
Exercise Price: [PRICE] per share
Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the 10th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.
Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Options become exercisable in accordance with the schedule below:
(a)	25% of the Options become exercisable on the first anniversary of the Grant Date (the “Initial Vesting Date”), and
(b)	25% of the Options become exercisable on each subsequent anniversary of the Grant Date after the Initial Vesting Date through the fourth anniversary of the Grant Date.
Acceleration Events: The extent to which you may purchase shares under the Options may be accelerated in the following circumstances:
•
To the extent not already exercisable or previously terminated, your Options will become 100% exercisable as of the effective date of a Change in Control or liquidation or dissolution of the Company and as of the date of your death or your ceasing to be employed by the Company or an Affiliate by reason of Disability or Retrenchment (as all such foregoing capitalized terms are defined in the Agreement).

HEARTWARE INTERNATIONAL, INC.

By:
Date:

I acknowledge that I have carefully read the attached Agreement and the prospectus for the Plan and agree to be bound by all of the provisions set forth in those documents. I also consent to electronic delivery of all notices or other information with respect to the Options or the Company.

Enclosures:	Nonstatutory Stock Option Agreement	OPTIONEE
Prospectus for the HeartWare
International, Inc. 2008 Stock Incentive Plan
Exercise Form

Date:

Nonstatutory Stock Option Agreement
Under The
HeartWare International, Inc. 2008 Stock Incentive Plan
1. Terminology. Capitalized terms used in this Agreement are defined in the correlating Stock Option Notice and/or the Glossary at the end of the Agreement.
2. Exercise of Options.
(a) Exercisability. The Options will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates. None of the Options will become exercisable after your Service with the Company ceases, unless the Stock Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.
(b) Right to Exercise. You may exercise the Options, to the extent exercisable, at any time on or before 5:00 p.m. Eastern Time on the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law. Notwithstanding the foregoing, if at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such delivery is lawful. Section 3 below describes certain limitations on exercise of the Options that apply in the event of your death, Disability, or termination of Service. The Options may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Options are then exercisable). No fractional Shares will be issued under the Options.
(c) Exercise Procedure. In order to exercise the Options, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Options:
(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Options; and
(ii)
full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement.

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws.
(d) Method of Payment. You may pay the Exercise Price by:
(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator;
(iii)
subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv)
subject to such limits as the Administrator may impose from time to time and applicable legal, regulatory, listing or other requirements, by authorizing the Company to withhold a number of Shares to be issued upon exercise of the Options which Shares have a Fair Market Value equal to the Exercise Price;

(v)	any other method approved by the Administrator; or
(vi)	any combination of the foregoing.
(e) Issuance of Shares upon Exercise. The Company shall issue to you the Shares underlying the Options you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any Shares issuable to you upon the exercise of your Options are scheduled to be issued on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s Common Stock in the open market, (ii) the Shares issuable upon exercise of your Options are not covered by a contract, instruction or plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) the Company elects to satisfy its tax withholding obligations by any of the methods set forth in clause (iii), (iv) or (v) of Section 6 below, then such shares shall not be issued and delivered on such Original Distribution Date and shall instead be issued and delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Common Stock in the open market, but in no event later than the fifteenth day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs. In all cases, the issuance and delivery of shares under this Agreement is intended to comply with Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such a manner.
Upon issuance of such Shares, the Company may deliver such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or may retain such Shares in uncertificated book-entry form. Any share certificates delivered will, unless the sale of the Shares is registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares.
3. Termination of Service.
(a) Termination of Unexercisable Options. If your Service with the Company ceases for any reason, the Options that are then unexercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate immediately upon such cessation.

(b) Exercise Period Following Termination of Service. If your Service with the Company ceases for any reason other than discharge for Cause, the Options that are then exercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate upon the earliest of:
(i) the expiration of 30 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause or Retrenchment, or (2) your voluntary termination other than for Disability or death;
(ii) the expiration of 6 months following such cessation, if your Service ceases on account of your Disability, death or Retrenchment;
(iii) the expiration of 6 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or
(iv) the Expiration Date.
In the event of your death, the exercisable Options may be exercised by your executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.
(c) Misconduct. The Options will terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period including following your termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.
(d) Change in Status. In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.
4. Nontransferability of Options. These Options and, before exercise, the underlying Shares are nontransferable otherwise than by will or the laws of descent and distribution and, during your lifetime, the Options may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative. Except as provided above, the Options and, before exercise, the underlying Shares may not be assigned, transferred, pledged, hypothecated, subjected to any “put equivalent position,” “call equivalent position” (as each preceding term is defined by Rule 16(a)-1 under the Securities Exchange Act of 1934), or short position, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
5. Nonqualified Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. You hereby acknowledge that, upon exercise of the Options, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price and must comply with the provisions of Section 6 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

6. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Options (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Options by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) subject to any applicable law, committing to deliver to a broker, determined by the Company in its sole discretion, the number of Shares issued or otherwise issuable to you in connection with the exercise of the Options necessary to cover the amount of Withholding Taxes and any “usual and customary” brokerage commissions (the “Sale to Cover Shares”) so that the broker can sell such Shares on your behalf on the Australian Securities Exchange or the NASDAQ Stock Market and deliver the proceeds of such sale to the Company to be used to fund the payment of the Withholding Taxes (a “Sale to Cover Election”); (iv) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Agreement to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company; or (v) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Options with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 2(e)) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed, by more than the Fair Market Value of one share of Common Stock, the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. By accepting this award of Options, in the event the Company, in its sole discretion, makes a Sale to Cover Election, you hereby (a) authorize the Company to deliver the Sale to Cover Shares to a brokerage account opened either in your name, the name of the Company as the nominal holder of the Sale to Cover Shares for your benefit or in such manner as is suggested by the broker; (b) authorize the broker to sell, on your behalf, the Sale to Cover Shares on the Australian Securities Exchange or the NASDAQ Stock at the market price per share at the time of such sale under the same or similar methods, terms and conditions as the broker has then agreed to sell other shares of the Common Stock in its capacity as “sales service agent” (or an agent thereof) to the Company and to deliver the proceeds to the Company to be used to fund the payment of the Withholding Taxes; (c) grant to the Company an irrevocable limited power of attorney to: execute, on your behalf, any and all documents that may be required by the broker in connection with the Sale to Cover Election; prepare, file and execute, on your behalf, any Form 144 filings (a “Form 144 Filing”) or other documents that it believes may be necessary and/or desirable to demonstrate compliance with the “safe harbor” provisions of Rule 144 (“Rule 144”) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and prepare, execute and file, on your behalf, any documents that it believes may be necessary or desirable to demonstrate that your sale of the Sale to Cover Shares satisfies the “safe harbor” provisions of Regulation S promulgated pursuant to the Securities Act (“Regulation S”); (d) agree to execute as soon as possible upon request any account opening or other documents required by the Company or the broker to evidence your consent to the Sale to Cover Election; (e) agree to promptly furnish to the Company any information that the Company reasonably requests to assist the Company complete any Form 144 Filing; and (f) agree to promptly furnish to the Company any written representations and/or covenants that the Company reasonably requests in order to have removed any restrictive legends affixed to the Sale to Cover Shares. You further agree to take any and all actions required of you by the Company to assist you, the Company, the sales service agent or the broker to demonstrate that your sale of the Sale to Cover Shares satisfies the “safe harbor” provisions of Rule 144, Regulation S and/or any other exemptions from the registration requirements of Section 5 of the Securities Act and any applicable U.S. state laws. You further acknowledge that the foregoing written instruction is intended to constitute a written instruction pursuant to Rule 10b5-1 of the Exchange Act. You shall be responsible for payment of any brokerage commission relating to the Sale to Cover Shares. By accepting this award of Options, you hereby expressly agree that the Company shall not be liable to you and you agree to indemnify and hold the Company harmless from any acts it takes in furtherance of the consummation of the Sale to Cover Election as generally described above. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock. In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
7. Adjustments. The Administrator may make various adjustments to your Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, in accordance with the terms of the Plan. In the event of any transaction resulting in a Change in Control of the Company, the outstanding Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Options by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, you will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.
8. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on your interests under the Plan.
9. No Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Options. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.
10. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
11. Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon exercise of the Options shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Options shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Options, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

12. Notices. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Administrator, care of the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award of Options by electronic means or to request your consent to participate in the Plan or accept this award of Options by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13. Entire Agreement. This Agreement, together with the correlating Stock Option Notice and the Plan, contain the entire agreement between you and the Company with respect to the Options. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options shall be void and ineffective for all purposes.
14. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.
15. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.
16. Section 409A. This Agreement and the Options granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Options. Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring your consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee by the Company of any particular tax effect to you.
17. No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this award of Options and shall not be liable to you for any adverse tax consequences to you arising in connection with this award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

18. Effect on Other Employee Benefit Plans. The value of the Options subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
19. Governing Law. The validity, construction, and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.
20. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
21. Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Options, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.
22. No Future Entitlement. By your signing the Notice, you acknowledge and agree that: (i) the grant of a stock option award is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Administrator; (iii) the value of the Options is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of the Options is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the Options ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) the Company does not guarantee any future value of the Options; and (vii) no claim or entitlement to compensation or damages arises if the Options decrease or do not increase in value and you irrevocably release the Company from any such claim that does arise.

23. Personal Data. For the exclusive purpose of implementing, administering and managing the Options, you, by execution of the Notice, consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and Options awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Options and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the Options. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock option award.
{Glossary begins on next page}

GLOSSARY
(a) “Administrator” means the Board of Directors of HeartWare International, Inc. or such committee or committees appointed by the Board to administer the Plan.
(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, HeartWare International, Inc. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.
(c) “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.
(d) “Change in Control” means: a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, or (iii) Change in the Ownership of Assets of the Company, all as described herein and construed in accordance with Code section 409A.
(i) A Change in Ownership of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of the Company or to cause a Change in Effective Control of the Company (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.
(ii) A Change in Effective Control of the Company shall occur on the date a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.
(iii) A Change in the Ownership of Assets of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:
(A) A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the capital stock of the Company in a registered public offering.
(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.
(C) A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of the Company.
(D) For purposes of this definition of Change in Control, Code section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation section 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.
(e) “Common Stock” means the common stock, US$.001 par value per share, of HeartWare International, Inc.
(f) “Company” includes HeartWare International, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only HeartWare International, Inc.
(g) “Disability” means your permanent inability, by reason of physical condition, mental illness or accident, to perform substantially all of the duties of the position in which you have been employed or appointed (as determined by the Administrator). The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you are totally and permanently disabled will be final and binding on all parties concerned.
(h) “Fair Market Value” has the meaning set forth in the Plan. The Plan generally defines Fair Market Value to mean the closing price per share of Common Stock on the relevant date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, the last preceding day on which a sale was reported.

(i) “Good Reason” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue. In the absence of such agreement or definition, Good Reason means any requirement that the you relocate, by more than 30 miles, the principal location from which you perform services for the Company as compared to such location immediately prior to the occurrence of the Change in Control.
(j) “Plan” means the HeartWare International, Inc. 2008 Stock Incentive Plan, as amended from time to time.
(k) “Retrenchment” means a termination of your employment where the employer company has made a definite decision expressly for the purpose of this provision that the employer no longer wishes the job you have been doing to be done by anyone and this is not due to ordinary or customary turnover of labour or your performance or any breach of your terms of employment, and includes a situation where:
(i) you cease to be employed by the Company because the employer company ceases to be an Affiliate of the Company; or
(ii) the business in which you are engaged is transferred outside the Company and its Affiliates.
(l) “Service” means your employment, service as a non-executive director, or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which you are employed or otherwise have a service relationship is not HeartWare International, Inc. or an Affiliate of HeartWare International, Inc.
(m) “Shares” mean the shares of Common Stock underlying the Options.
(n) “Stock Option Notice” means the written notice evidencing the award of the Options that correlates with and makes up a part of this Agreement.
(o) “You”; “Your”. “You” or “your” means the recipient of the award of Options as reflected on the Stock Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

EXERCISE FORM
Administrator of the HeartWare International, Inc. 2008 Stock Incentive Plan
c/o Office of the Corporate Secretary
HeartWare International, Inc.
Suite 101
205 Newbury Street
Framingham, MA 01701
Gentlemen:
I hereby exercise the Options granted to me on  _________________, _____, by HeartWare International, Inc., a Delaware corporation, subject to all the terms and provisions of the applicable grant agreement and of the HeartWare International, Inc. 2008 Stock Incentive Plan, and notify you of my desire to purchase  _____  shares of Common Stock of the Company at a price of $________  per share pursuant to the exercise of said Options.
Total Amount Enclosed: $

Date:

(Optionee)

Received by HeartWare International, Inc. on

_____________________________, ____

By: